LOCK-UP/LEAK-OUT AGREEMENT

This LOCK-UP/LEAK-OUT AGREEMENT (this “Agreement”), dated as of November 8, 2011, is made by and between TOP GEAR INC., a corporation organized under the laws of Delaware (the “Company”), and AMIR MIRESKANDARI (the “Holder”). The Company and the Holder are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company is offering (the “Offering”) to sell to certain investors (the “Investors”), upon the terms and conditions set forth in that certain Subscription Agreement, dated as of November 8, 2011, by and among the Company and the Investors (the “Subscription Agreement”), (i) the Shares (as defined in the Subscription Agreement) and (ii) the Warrants (as defined in the Subscription Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Subscription Agreement) in accordance with the terms of the Warrants;

WHEREAS, as a condition to the Closing (as defined in the Subscription Agreement) of the Offering and as an inducement to the Investors to enter into the Subscription Agreement, the Holder understands that the Investors have required, and the Company has agreed to obtain on behalf of the Investors, an agreement from the Holder to refrain from disposing any of the Holder’s Shares (as defined below) except as herein provided; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1.           Lock-Up Period.  The Holder agrees that, for a period of nine (9) months from the Closing Date (as may be extended hereunder, the “Lock-Up Period”), the Holder will not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Holder’s Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any of the Holder’s Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Holder’s Shares, whether any such transaction is to be settled by delivery of such securities, in case or otherwise (any such transaction referred to in this Section 1, whether for consideration or otherwise, being referred to herein as a “Transfer” and collectively as the “Restricted Actions”).  The Restricted Actions are expressly agreed to preclude the Holder and any of its Affiliates and any Person in privity with the Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Holder’s Shares even if the Holder’s Shares would be disposed of by someone other than the Holder, including any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Holder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Holder’s Shares.  For purposes of this Agreement, “Holder’s Shares” means: (x) all shares of Common Stock owned directly or indirectly by the Holder (including holding as a custodian) or with respect to which the Holder has beneficial ownership within the rules and regulations of the SEC and (y) all options or warrants to purchase shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock owned directly or indirectly by the Holder (including holding as a custodian) or with respect to which the Holder has beneficial ownership within the rules and regulations of the SEC.

2.           Leak-Out Period.  From the end of the Lock Up Period through the eighteen (18) month anniversary of the Closing Date (the “Leak Out Period” and together with the Lock Up Period, the “Restricted Periods” and each a “Restricted Period”), the Holder shall be entitled to Transfer no more than (i) an aggregate of 50,000 (on a post-Forward Split basis) of the Holder’s Shares in any consecutive 30 calendar day period during the Restricted Period; and (ii) an aggregate of 10,000 (on a post-Forward Split basis) of the Holder’s Shares on any day during the Restricted Period.

3.           Dispositions Not Deemed Restricted Actions.

(a)           Sections 1 and 2 hereof shall not apply to the exercise of options or warrants or the conversion of a security outstanding as of the date hereof; provided, however, that the Holder agrees that Sections 1 and 2 hereof shall apply to any securities issued by the Company to the Holder upon such an exercise or conversion.

(b)           Notwithstanding Section 1 and 2 hereof, the Holder may, at any time and from time to time during the Restricted Periods, transfer the Holder’s Shares (a) as bona fide gifts or transfers by will or intestacy, (b) to any trust for the direct or indirect benefit of the Holder or the Immediate Family of the Holder, provided that any such transfer shall not involve a disposition for value, or (c) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (a), (b) or (c), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the Holder.  For purposes of this Agreement, “Immediate Family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor, as well as any non-profit organization or charitable organization.

4.           Extension of Restricted Period.  If (a) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of a Restricted Period, or (b) prior to the expiration of a Restricted Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of a Restricted Period, such Restricted Period shall be extended until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

5.           Ownership. The Holder now has, and, except as contemplated by Section 2 and clauses (a), (b) and (c) of Section 3, for the duration of the Restricted Periods will have, good and marketable title to the Holder’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  During the Restricted Periods, the Holder shall retain all rights of ownership in the Holder’s Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Investors.

6.           Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Holder’s Shares if such transfer would constitute a violation or breach of this Agreement and/or the Subscription Agreement.  The Holder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Holder’s Shares except in compliance with this Agreement.

7.           Restrictions Cumulative.  The restrictions set forth herein in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable Law.

8.           Miscellaneous.

(a)           Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day.  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:	LY Retail LLC d/b/a Luxeyard.com 4063 Glencoe Avenue, Suite A Marina Del Rey, California 90292 Attention: Braden Richter, Chief Executive Officer Telephone No.: 323-855-7044 Facsimile No.:

With copies to:	Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Attention: Richard I Anslow, Esq. Telephone No.: 732-409-1212 Facsimile No.: 732-577-1188

If to the Holder:	The address set forth on the signature page hereto.

(b)           Rights of Investors.  The Company and the Holder acknowledge that this Agreement is being entered into for the benefit of the Investors and may be enforced by the Investors.

(c)           Waiver.  The rights and remedies of the Parties are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  The Company may not waive any right, power, or privilege hereunder without the prior written consent of the Investors.

(d)           Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Investors and the Party against whom the enforcement of such amendment is sought.

(e)           Assignments, Successors, and No Third-Party Rights.  No Party may assign any of its rights under this Agreement without the prior consent of the other Parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  Except as set forth in this Section 8, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

(f)           Further Assurances.  The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

(g)           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(h)           Section Headings.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement, unless the context indicates otherwise.

(i)           Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless otherwise expressly provided, the word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

(j)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)           Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

(l)           Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, without regard to conflicts of Laws principles.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served.  Nothing in this Section 8(l), however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

[Signatures follow on Next Page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

/s/ Amir Mireskandari
AMIR MIRESKANDARI

Address for notice:

TOP GEAR INC.

By:	/s/ Braden Richter
	Name:	Braden Richter
	Title:	President and Chief Executive Officer